ARTICLES OF INCORPORATION
OF
METELICS CORPORATION

I

The name of this corporation is METELICS CORPORATION.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practise of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation's initial agent for service of process is:
James V. Arnold
599 North Mathilda Avenue
Sunnyvale, California 94086

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).

Dated: October 6, 1978.

/s/ James V. Arnold
James V. Arnold

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ James V. Arnold
James V. Arnold

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

RUDY DORILAG and MALCOLM FINLAYSON certify that:

1. They are the President and Secretary, respectively, of METELICS CORPORATION, a California Corporation.

2. Article IV of the articles of incorporation of this corporation is amended to read as follows:

"This corporation is authorized to issue only one class of shares of stocks and the total number of shares which this corporation is authorized to issue is Two Million (2,000,000)."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 800,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ Rudy Dorilag, 11/30/81
RUDY DORILAG, President

/s/ Malcolm Finlayson, Secretary 11/30/81
MALCOLM FINLAYSON, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed on 11/30/81, 1981, at Sunnyvale, California.

/s/ Rudy Dorilag, 11/30/81
RUDY DORILAG

/s/ Malcolm Finlayson, Secretary 11/30/81
MALCOLM FINLAYSON

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

FRANCIS KWAN and JAMES GODBOUT certify that:

1. They are the president and secretary, respectively, of Metelics Corporation, a California corporation.

2. The Articles of Incorporation of this corporation are amended to add a new Article V to read as follows:

"V.

(a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

(c) Any repeal or modification of the foregoing provisions of Article 5 by the shareholders of the corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification."

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of the Articles of Incorporation was duly approved on March 15, 1996 by the required vote of shareholders in accordance with Section 902 of the Corporations Code, at which date the total number of outstanding shares of the corporation was 1,342,800. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: June 5, 1996

/s/ Francis Kwan	/s/ James Godbout
FRANCIS KWAN	JAMES GODBOUT
President	Secretary

AGREEMENT OF MERGER

This agreement of merger ("Agreement") is entered into this 16th day of March, 1998, by and among METELICS CORPORATION, a California corporation ("Target"), MCE COMPANIES, INC., a Michigan corporation ("Buyer"), and MCE ACQUISITION NO. 1, INC., a Michigan corporation ("Buyer Subsidiary"). Buyer owns all of the outstanding shares of Buyer Subsidiary, and Buyer is hereinafter sometimes called the "Shareholder."

As required by the terms of the Agreement and Plan of Merger, dated March 16. 1998. by and among Buyer, Buyer Subsidiary and Target (the "Merger Agreement"), Target, Buyer, and Buyer Subsidiary hereby agree that on the Effective Date (as defined in this agreement), Target and Buyer Subsidiary will merge into a single corporation on the following terms and conditions:

ARTICLE 1
MERGER

On the Effective Date, Buyer Subsidiary will be merged with and into Target (the "Merger"). Target will be the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). On the Effective Date, the separate corporate existence of Buyer Subsidiary will cease, and Surviving Corporation will succeed to the properties, rights, privileges, powers, immunities, and franchises of Buyer Subsidiary. All rights of creditors and all liens on the property of Buyer Subsidiary will be preserved, unimpaired, limited in lien to the property affected by such liens immediately before the merger.

ARTICLE 2
EFFECTIVE DATE

The merger provided for in this Agreement will become effective on the filing of a Certificate of Merger with the Department of Consumer and Industry Services of Michigan and the filing by and in the office of the California Secretary of State of an executed copy of this Agreement with all requisite accompanying certificates. The date and time of such filing is referred to in this Agreement as the "Effective Date".

ARTICLE 3
ARTICLES OF INCORPORATION; BYLAWS; BOARD OF DIRECTQRS; OFFICERS

1. Target's articles of incorporation in effect immediately before the Effective Date will remain the articles of incorporation of the Surviving Corporation without change or amendment until altered, amended, or repealed as provided for in the articles or by law.

2. Target's bylaws in effect immediately below the Effective Date, will remain the bylaws of the Surviving Corporation without change or amendment until altered, amended. or repealed as provided for in the bylaws or by law.

3. On the Effective Date, John L. Smucker, Francis Kwan, James L. Godbout, Ricardo F. Medel, and Guomun Hom will become the directors of the Surviving Corporation and John L. Smucker will become Chairman of the Board, Francis Kwan will become President, Secretary and Treasurer, James L. Godbout will become Vice President-Sales and Marketing. Ricardo F. Medel will become Vice President-PIN Manufacturing, and Guomun Horn will become Vice President-Schottky Manufacturing of the Surviving Corporation until such time as their successors have been elected and qualified as provided for in the bylaws of Surviving Corporation.

ARTICLE 4
CONVERSION OF SHARES.

In and by virtue of the merger, the shares of stock of Buyer Subsidiary and Target outstanding at the Effective Date will be converted as follows:

1.Merger Consideration; Conversion of Securities.

  (a) Merger Consideration; Conversion of Target Stock. At the Effective Date, by virtue of the Merger and without any action on the part of Target, Buyer, Buyer Subsidiary or the shareholders of Target (the "Shareholders"), all of the outstanding shares of capital stock of Target (collectively, the "Target Stock") shall be converted pro rata into the right to receive aggregate merger consideration equal to the following:

(i) An aggregate of $20,900,000 in cash, in immediately available funds, subject to certain adjustments described in the Merger Agreement based on a final determination of working capital and cash of Target; and

(ii) An aggregate of 16,364 shares of the Common Stock, without par value, of Buyer (the "Buyer Common Stock"), valued at $6,102,000 (the "Buyer Common Stock Consideration"), with such Buyer Common Stock Consideration subject to certain adjustments described in the Merger Agreement based on a final determination of a certain valuation of Target and Buyer.

  (b) Treasury Stock of Target. All shares of Target Stock that are held by Target as treasury stock, if any, shall be canceled and retired and no shares of Buyer Common Stock or other consideration shall be delivered or paid in exchange therefor.

  (c) Conversion of' Buyer Subsidiary Stock. Each share of common stock of Buyer Subsidiary issued and outstanding immediately prior to the Effective Date shall, by virtue of' the Merger and without any action on the part of Buyer, Buyer Subsidiary, Target or the Shareholder, shall automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Date of the Merger.

2. The preceding paragraph 1 of this Article 4 will not apply to any shares of Target stock that constitute "dissenting shares" within the meaning of California Corporations Code section 1300(b). The holders of such shares will have, in consideration for the cancellation of dissenting shares held by them, the rights given to them under the applicable California law, including the right to receive the fair market value of those shares, in the manner and subject to the procedures and conditions provided by law.

3. From and after the effective date, no transfer of Target Stock outstanding before the effective date will be made on the record books of Target.

ARTICLE 5
TERMINATION

This agreement may be terminated at any time before the Effective Date (whether before or after approval) by action of the shareholders of Target or by the mutual consent and action of the boards of directors of Target and Buyer. This agreement will automatically be void and of no further force and effect if, before the Effective Date, the Agreement and Plan of Merger between Target, Buyer, and Buyer Subsidiary is terminated in accordance with the terms of that merger agreement.

ARTICLE 6
CHOICE OF LAW

The validity, interpretation, and performance of this agreement will be controlled by and construed under the laws of the State of California.

ARTICLE 7
COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.

In Witness Whereof, each of the parties has caused this agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

METELICS CORPORATION, a California Corporation

By:	/s/ Francis Kwan
FRANCIS KWAN, President

By:	/s/ James Godbout
JAMES GODBOUT, Secretary

MCE COMPANIES, INC., a Michigan Corporation

By:	/s/ John L. Smucker
JOHN L. SMUCKER, President

By:	/s/ J. Michael Bernard
J. MICHAEL BERNARD, Assistant Secretary

MCE ACQUISITION NO. 1, INC., a Michigan Corporation

By:	/s/ John L. Smucker
JOHN L. SMUCKER, President

By:	/s/ John L. Smucker
JOHN L. SMUCKER, Secretary

OFFICERS' CERTIFICATE OF APPROVAL
OF AGREEMENT OF MERGER

FRANCIS KWAN and JAMES GODBOUT certify that:

1. They are the President and the Secretary, respectively, of METELICS CORPORATION, a California corporation.

2. The agreement of merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The total number of outstanding shares of the corporation is 1,340,800. The number of shares voted in favor of the agreement of merger equalled or exceeded the vote required. The number of shares of common stock required to approve the agreement of merger was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 16, 1998

/s/ Francis Kwan
FRANCIS KWAN, President

/s/ James Godbout
JAMES GODBOUT, Secretary

OFFICERS' CERTIFICATE OF APPROVAL
OF AGREEMENT OF MERGER

JOHN L. SMUCKER and J. MICHAEL BERNARD certify that:

1. They are the President and the Assistance Secretary, respectively, of MCE COMPANIES. INC., a Michigan corporation.

2. The agreement of merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3.  The total number of outstanding shares of the corporation is 193,065. The number of shares voted in favor of the agreement of merger equalled or exceeded the vote required. The number of shares of common stock required to approve the agreement of merger was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 16, 1998

/s/ John L. Smucker
JOHN L. SMUCKER, President

/s/ J. Michael Bernard
J. MICHAEL BERNARD, Assistant Secretary

OFFICERS' CERTIFICATE OF APPROVAL
OF AGREEMENT OF MERGER

JOHN L. SMUCKER certifies that:

1.He is the President and the Secretary of MCE ACQUISITION NO. 1, INC., a Michigan corporation.

2. The agreement of merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3.  The total number of outstanding shares of the corporation is 1,000. The number of shares voted in favor of the agreement of merger equalled or exceeded the vote required. The number of shares of common stock required to approve the agreement of merger was more than 50 percent.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 16, 1998

/s/ John L. Smucker
JOHN L. SMUCKER, President

/s/ John L. Smucker
JOHN L. SMUCKER, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the President and Secretary, respectively, of Metelics Corporation, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

The name of the corporation is MCE / Metelics Corporation.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is one. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: July 2, 2001

/s/ Francis Kwan
FRANCIS KWAN, President

/s/ James Godbout
JAMES GODBOUT, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
MCE/METELICS CORPORATION

We, Michael Gorin, Vice President, and Leonard Borow, the Secretary, of MCE / METELICS CORPORATION, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1. That they are the Vice President and the Secretary, respectively, of MCE / METELICS CORPORATION, a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article I of the articles of incorporation of this corporation is amended to read as follows:

"ARTICLE I: The name of the corporation is:

Aeroflex / Metelics, Inc."

4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

	Number of shares	Minimum
	outstanding entitled	percentage vote
Designation	to vote	required to approve

Common Stock	1	more than 50 percent

Each of the undersigned declares under penalty of perjury under the laws of the State of California that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Plainview, New York on November 25, 2003.

/s/ Michael Gorin
Michael Gorin, Vice President

/s/ Leonard Borow
Leonard Borow, Secretary